Exhibit 23.4

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-278755) of SLR Investment Corp. of our report dated February 12, 2026, relating to the consolidated financial statements of Crystal Financial LLC , appearing in the Annual Report on Form 10‑K of SLR Investment Corp. for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania

February 24, 2026